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                                                                  EXHIBIT 21.1

               SUBSIDIARIES OF THERMADYNE HOLDINGS CORPORATION

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                                                     JURISDICTION
                                                          OF
NAME                                                 ORGANIZATION
------------------------------------------------  ------------------
Arcair Stoody Europe S.A......................... Belgium
C&G Systems Holding, Inc......................... Delaware
C&G Systems, Inc................................. Illinois
Canadian Cylinder Company........................ Canada
Comet Property Holdings, Limited................. Philippines
Comweld Group Pty. Ltd. ......................... Australia
Comweld Hong Kong Limited........................ Hong Kong
Comweld (Philippines) Inc. ...................... Philippines
Coyne Acquisition Company........................ Delaware
Coyne Natural Gas Systems, Inc. ................. Missouri
Duxtech Pty. Ltd. ............................... Australia
Genset SpA....................................... Italy
Greymo S.A. ..................................... Spain
Marison Cylinder Company......................... Delaware
MECO Holding Company............................. Delaware
Modern Engineering Company, Inc. ................ Missouri
Philippine Welding Equipment Inc. ............... Philippines
PT Catu Tehnik Arya Unggul....................... Indonesia
PT Comweld Indonesia............................. Indonesia
Quetack Pty. Ltd. ............................... Australia
Quetala Pty. Ltd. ............................... Australia
Quetala Unit Trust............................... Australia
Stoody Company................................... Delaware
TAG Realty, Inc. ................................ Texas
THC Italia SRL................................... Italy
Thermadyne Asia/Pacific Finance Company ......... Australia
Thermadyne Asia/Pacific Finance PTY Ltd.  ....... Australia
Thermadyne Asia/Pacific PTE Ltd. ................ Singapore
Thermadyne Asia SDN BHD.......................... Malaysia
Thermadyne Australia Pty. Ltd. .................. Australia
Thermadyne Cylinder Company...................... California
Thermadyne de Brasil S.C. LTDA................... Brazil
Thermadyne de Mexico S.A. de C.V. ............... Mexico
Thermadyne Foreign Sales Corporation............. Barbados
Thermadyne Holding Company....................... Delaware
Thermadyne Industries, Inc. ..................... Delaware
Thermadyne Industries Limited.................... United Kingdom
Thermadyne International Corp. .................. Delaware
Thermadyne Italia S.P.A. ........................ Italy
Thermadyne Japan, Ltd. .......................... Japan
Thermadyne Korea, Ltd. .......................... Korea
Thermadyne Receivables, Inc. .................... Delaware
Thermadyne Welding Products of Canada, Ltd.  .... Canada
Thermal Acquisition Company...................... Delaware
Thermal Arc, Inc. ............................... Delaware
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                                                     JURISDICTION
                                                          OF
NAME                                                 ORGANIZATION
------------------------------------------------  ------------------
Thermal Arc Phils, Inc. ......................... Philippines
Thermal Dynamics Corp. .......................... Delaware
Tweco Acquisition Company........................ Delaware
Tweco Products, Inc. ............................ Delaware
Victor Acquisition Company....................... Delaware
Victor Coyne International, Inc. ................ Delaware
Victor Equipment Company......................... Delaware
Wichita Warehouse Corporation.................... Kansas
Woodland Cryogenics Company...................... Delaware
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